Exhibit 99.1

Resignation of Director

LONDON — 11 December 2018 — Janus Henderson Group plc (NYSE/ASX: JHG, “the Company”) announces that Sarah Arkle has today given notice that she is resigning as a non-executive director of the Company, effective 26 February 2019. Ms. Arkle was first appointed to the board of directors of Henderson Group plc in August 2012.

Eugene Flood will succeed Ms Arkle as Chair of the Risk Committee coincident with Ms Arkle’s departure, effective 26 February 2019.

The Company’s Chairman, Mr Richard Gillingwater, said: “On behalf of the Board, I would like to thank Sarah for the invaluable advice and experience she has brought to the Group for more than six years and wish her every success for the future.”

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Investor Relations	investor.relations@janushenderson.com

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